Exhibit 99.(h)(f)(7)
October 7, 2013
Mr. Robert Triano
Vice President
State Street Bank and Trust Company
801 Pennsylvania
Kansas City, MO 64105

Re:	Pacific Life Fund Advisors LLC, Pacific Life Insurance Company and Pacific Select Fund — Service Agreement
Reference is made to the Service Agreement between us dated as of January 1, 2008 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund change listed below.
Addition:
Tactical Strategy Portfolio (effective December 6, 2013)
Tactical International Portfolio (effective December 6, 2013)
In accordance with the Additional Funds provisions of Section 1 of the Agreement, we request that you act as the custodian with respect to the fund change. A current schedule A to the Agreement is attached hereto.
Please indicate your acceptance of the foregoing by executing two copies of this Agreement, retaining one copy for your records and returning one to my attention.
Very truly yours,

Pacific Life Fund Advisors LLC		Pacific Life Insurance Company

By:	/s/ Mary Ann Brown	By:	/s/ Mary Ann Brown

	Name: Mary Ann Brown		Name: Mary Ann Brown
	Title: Chief Executive Officer		Title: Chief Executive Officer

By:	/s/ Laurene E. MacElwee	By:	/s/ Jane M. Guon

	Name: Laurene E. MacElwee		Name: Jane M. Guon
	Title: VP & Assistant Secretary		Title: Secretary

Pacific Select Fund

		By:	/s/ Mary Ann Brown

Name: Mary Ann Brown
Title: Chief Executive Officer
Accepted:
State Street Bank and Trust Company		By:	/s/ Laurene E. MacElwee

Name: Laurene E. MacElwee
By:	/s/ Todd Kennedy		Title: VP & Assistant Secretary

Name: Todd Kennedy
Title: Vice President

Schedule A – Services Agreement
List of Portfolios
As of December 6, 2013
(Between Pacific Life Fund Advisors LLC, Pacific Life Insurance Company, Pacific Select Fund and
State Street Bank and Trust Company.)
Fixed Income Portfolios:
Cash Management Portfolio
Diversified Bond Portfolio
Emerging Markets Debt Portfolio
Floating Rate Loan Portfolio
Floating Rate Income Portfolio
High Yield Bond Portfolio
Inflation Managed Portfolio
Inflation Protected Portfolio
Managed Bond Portfolio
Short Duration Bond Portfolio
U.S. Equity Portfolios
American Funds® Growth Portfolio
American Funds® Growth-Income Portfolio
Comstock Portfolio
Dividend Growth Portfolio
Equity Index Portfolio
Focused 30 Portfolio
Growth Portfolio (formerly Growth LT Portfolio)
Large-Cap Growth Portfolio
Large-Cap Value Portfolio
Long/Short Large-Cap Portfolio
Main Street® Core Portfolio
Mid-Cap Equity Portfolio
Mid-Cap Growth Portfolio
Mid-Cap Value Portfolio
Small-Cap Equity Portfolio
Small-Cap Growth Portfolio
Small-Cap Index Portfolio
Small-Cap Value Portfolio
Tactical Strategy Portfolio
Value Advantage Portfolio
Sector Portfolios:
Health Sciences Portfolio
Real Estate Portfolio
Technology Portfolio
Non-U.S. Equity Portfolio:
Emerging Markets Portfolio
International Large-Cap Portfolio
International Small-Cap Portfolio
International Value Portfolio
Tactical International Portfolio
Asset Allocation/Balanced Portfolios
American Funds® Asset Allocation Portfolio
Pacific Dynamix— Conservative Growth Portfolio

Pacific Dynamix— Moderate Growth Portfolio
Pacific Dynamix— Growth Portfolio
Portfolio Optimization Conservative Portfolio
Portfolio Optimization Moderate-Conservative Portfolio
Portfolio Optimization Moderate Portfolio
Portfolio Optimization Growth Portfolio
Portfolio Optimization Aggressive-Growth Portfolio
Pacific Dynamix Underlying Portfolios:
PD Aggregate Bond Index Portfolio
PD High Yield Bond Market Portfolio
PD Large-Cap Growth Index Portfolio
PD Large-Cap Value Index Portfolio
PD Small-Cap Growth Index Portfolio
PD Small-Cap Value Index Portfolio
PD International Large-Cap Portfolio
PD Emerging Markets Portfolio
Alternative Strategies Portfolios:
Currency Strategies Portfolio
Global Absolute Return Portfolio
Precious Metals Portfolio